Exhibit 99.1

Press / Investor Contact:

Taxus Cardium Pharmaceuticals Group Inc.

Tel: (858) 436-1018

Email: InvestorRelations@cardiumthx.com

TAXUS CARDIUM ELECTS THREE NEW BOARD MEMBERS INCLUDING

PRC STRATEGIC INVESTOR JIAYUE ZHANG, JOHN WALLACE U.S. EQUITY TRADING

SERVICES EXECUTIVE AND WEI-WEI ZHANG INTERNATIONAL GENE THERAPY PIONEER

SAN DIEGO, CA – January 15, 2015 – Taxus Cardium Pharmaceuticals Group Inc. (Trading Symbol: CRXM) today announced the election of the following three new directors: Mr. Jiayue Zhang, President of Shanxi Taxus Pharmaceuticals Co. Ltd. (Shanxi Taxus) and Shenzhen Frontsea Taxus Industry Capital Management, Mr. John F. Wallace, President of Philadelphia Financial Services LLC and former Chairman of the Philadelphia Stock Exchange, and Wei-Wei Zhang, M.D., Ph.D. an international pioneer in the research and commercialization of gene-based therapeutics, as new members of the Company’s Board of Directors.

The Company reported that, following a strategic investment by China-based Shanxi Taxus, and consistent with strategic and collaboration and funding agreement. Messrs. Jiayue Zhang and John Wallace were elected to the Company’s Board of Directors. As of January 8, 2015, Shanxi Taxus beneficially owned approximately 3.5 million shares of the Company’s common stock, or 27.5% of the Company’s currently outstanding common stock on a primary basis.

Mr. Jiayue Zhang is President of Shanxi Taxus Pharmaceuticals Co. Ltd. and Shenzhen Frontsea Taxus Industry Capital Management, which are headquartered in Jinzhong City, Shanxi Providence, China. Shanxi Taxus is focused on the natural resource cultivation and manufacture of paclitaxel as well as other lines of business including natural resource management, retail pharmacy and healthcare product manufacturing. Mr. Zhang also has interests in banking and finance as well as a developing private equity arm. In connection with his investment, Mr. Zhang has also been appointed as Executive Chairman of the Company’s Board of Directors.

Mr. John Wallace is an experienced financial and equity trading services executive. He served as Chairman of the Philadelphia Stock Exchange (PHLX) until its acquisition by NASDAQ, and is currently President of Philadelphia Financial Services LLC. He has been associated with the PHLX since 1964, and during his years of expertise in trading and investment matters he has been an advisor to numerous companies and governments, including in the People’s Republic of China.

Dr. Wei-Wei Zhang is currently Managing Director of Adventin, Inc. a biotechnology services business, and he has played an important role in the discovery, research and commercialization of the first gene therapeutic Gendicine (Adp53) approved by a major world health regulatory authority (the SFDA of the People’s Republic of China) for the treatment of certain forms of cancer. Dr. Zhang has co-founded and led other biotechnology companies in the United States and PRC including Introgen Therapeutics, Shenzhen SBiono Gene Tech, GenStar Therapeutics, GenWay Biotech, Zhuhai Bioinforbody, Adventin, Acrotics and eBioCenter. Prior he was director of molecular biology, a gene therapy unit of Baxter Healthcare.

Consistent with the Company’s Charter and By-laws, Mr. Jiayue Zhang has been elected as a Class I Director, and Mr. Wallace as a Class III Director. In addition, the Board also elected Dr. Wei-Wei Zhang to the Board as a Class III Director. Directors are elected to one of three classes, each of which has a three year term. Class I director terms expire in 2016, Class II terms expire in 2017, and Class III directors currently have terms that will expire in 2015.

The Company also reported that Dr. Tyler Dylan-Hyde, who is joining a European-based venture in the field of Crispr/Cas gene editing, will continue on the Company’s Board of Directors as a Class II Director.

Mr. Jiayue Zhang, President of Shanxi Taxus stated that “this strategic investment collaboration reflects our interest in expanding into new and highly innovative technology-driven medical opportunities and advanced regenerative therapeutics. We are initially focused on the commercialization of Cardium’s FDA-cleared Excellagen product into People’s Republic of China, and welcome an opportunity to further support the clinical and commercial development of the breakthrough therapeutic Generx [Ad5FGF-4] product candidate for China and potentially other international markets.”

“The strategic collaboration with Shanxi Taxus is another important step forward to further support our plan to clinical develop and process engineer Cardium’s Generx product candidate to be the first universally affordable, easy use and accessible angiogenic gene therapy for patients with Cardiac Microvasculat insufficiency potentially for millions with heart disease on a worldwide basis. We are very pleased to welcome Jiayue Zhang, John Wallace and Wei-Wei Zhang to the Company’s Board of Directors, and appreciate Tyler Dylan-Hyde’s continuing involvement with the Company as we move forward. They all share our vision to internationally develop a new generation of bio-therapeutics for global markets,” noted Christopher J. Reinhard, Chief Executive of Cardium Therapeutics.

Taxus Cardium Pharmaceuticals Group

Taxus Cardium Pharmaceuticals Group Inc. is a holding company that operates Cardium Therapeutics, a development stage advanced regenerative therapeutics company focused on the late-stage clinical and commercial development of regenerative medicine therapeutics including: (1) Angoinetics a business unit focused on the clinical and commercialization of Generx®, an interventional cardiology, angiogenic gene therapy product candidate designed for the potential treatment of patients with cardiac microvascular insufficiency and myocardial ischemia due to advanced coronary artery disease; and (2) Activation Therapeutics, a business unit focused on the commercialization of Excellagen®, an FDA-cleared flowable dermal matrix designed as a professional-use advanced wound care product for the treatment of chronic non-healing diabetic foot, venous and pressure ulcers, which also has additional potential tissue regeneration applications based on stem cells and other biologics (www.excellagen.com). In November 2014, the Company reported the formation of Angionetics and Activation Therapeutics to facilitate the independent monetization of Generx and Excellagen. For more information about Taxus Cardium, visit the Company’s website www.cardiumthx.com, and for access to the Generx 2014 BIO International presentation visit http://phx.corporate-ir.net/phoenix.zhtml?c=77949&p=irol-presentations.

Forward-Looking Statements

Except for statements of historical fact, the matters discussed in this press release are forward looking and reflect numerous assumptions and involve a variety of risks and uncertainties, many of which are beyond our control and may cause actual results to differ materially from expectations. For example, there can be no assurance that results or trends observed in one clinical study or procedure will be reproduced in subsequent studies or in actual use; that new clinical studies will be successful or will lead to approvals or clearances from health regulatory authorities, or that approvals in one jurisdiction will help to support studies or approvals elsewhere; that the company can attract suitable commercialization partners for our products or that we or partners can successfully commercialize them; that our product or product candidates will not be unfavorably compared to competitive products that may be regarded as safer, more effective, easier to use or less expensive or blocked by third party proprietary rights or other means; that the products and product candidates referred to in this report or in our other reports will be successfully commercialized and their use reimbursed, or will enhance our market value; that new product opportunities or commercialization efforts will be successfully established; that third parties on whom we depend will perform as anticipated; that we can raise sufficient capital from partnering, monetization or other fundraising transactions to maintain our stock exchange listing or adequately fund ongoing operations; or that we will not be adversely affected by these or other risks and uncertainties that could impact our operations, business or other matters, as described in more detail in our filings with the Securities and Exchange Commission. We undertake no obligation to release publicly the results of any revisions to these forward-looking statements to reflect events or circumstances arising after the date hereof.

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